[Letterhead of Finpro]

March 12, 1997

Board of Directors
First Savings Bank of New Jersey
568 Broadway
Bayonne, NJ 07002

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement and Amendments thereto of Bayonne Bancshares, Inc. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by Bayonne Bankshares, M.H.C. and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of First Savings Bank of New Jersey provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1, and any amendments thereto.

                                    Very Truly Yours,

                                    /s/ Donald J. Musso

                                    Donald J. Musso

Liberty Corner, New Jersey
March 12, 1997